As filed with the Securities and Exchange Commission on June 14, 2000
                                            Registration No. 33-17131



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                        POST-EFFECTIVE AMENDMENT NO. 1
                                  FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                          PICCADILLY CAFETERIAS, INC.
            (Exact name of registrant as specified in its charter)

           LOUISIANA                                72-060-4977
        (State or other                          (I.R.S. Employer
 jurisdiction of incorporation                Identification Number)
       or organization)
                          3232 SHERWOOD FOREST BLVD.
                         BATON ROUGE, LOUISIANA 70816
                                (225) 293-9440
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)



                                                    COPIES TO:
       RONALD A. LABORDE                         MARGARET F. MURPHY
PRESIDENT AND CHIEF EXECUTIVE OFFICER    JONES, WALKER, WAECHTER, POITEVENT,
  PICCADILLY CAFETERIAS INC.                 CARRE`RE & DENE`GRE, L.L.P.
  3232 SHERWOOD FOREST BLVD.                        51ST FLOOR
 BATON ROUGE, LOUISIANA  70816                 201 ST. CHARLES AVENUE
        (225) 293-9440                  NEW ORLEANS, LOUISIANA  70170-5100
                                                 (504) 582-8000
(Name, address, including zip code,
and telephone number, including area code, of agent for service)


                        --------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Post-Effective Amendment No.1 to the Registration Statement.

                        --------------------------


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [x]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. []

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []




                                                       P  R  O  S  P E C T U S
PICCADILLY CAFETERIAS, INC.


                        500,000 Shares of Common Stock
                           DIVIDEND REINVESTMENT AND
                              STOCK PURCHASE PLAN

                             ---------------------



     We are offering to our shareholders of record the opportunity to purchase shares of Piccadilly common stock through our Dividend Reinvestment and Stock Purchase Plan. The Plan provides you with a convenient method of purchasing common stock at a 5 percent discount from market prices without having to pay any commissions or charges.

     If you elect to participate in the Plan, you may have all or part of your Piccadilly cash dividends automatically reinvested quarterly in additional shares of common stock. You may also elect to invest in shares of common stock by making cash payments of not less than $100 per payment and not more than a total of $5,000 per quarter. If you make such cash purchases, however, they will not be at a discount. The plan also simplifies record keeping through the issuance of statements after each purchase.

     To participate in the Plan, you must complete, sign and mail an enrollment form to EquiServe Trust Company N.A., Dividend Reinvestment Section, Post Office Box 8218, Boston, Massachusetts 02266-8218. Shareholders who do not wish to participate in the Plan will continue to receive checks for their cash dividends, as declared.


                             ---------------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                 The date of this Prospectus is June 14, 2000




                               TABLE OF CONTENTS

                                                                           PAGE

INFORMATION ABOUT PICCADILLY CAFETERIAS, INC................................ 4
DESCRIPTION OF THE PLAN..................................................... 4
     Purpose................................................................ 4
     Advantages............................................................. 4
     Administration......................................................... 5
     Participation.......................................................... 5
     Purchases.............................................................. 7
     Optional Cash Payments................................................. 8
     Reports to Participants............................................... 10
     Dividends on Fractional Shares........................................ 10
     Certificates for Shares............................................... 10
     Sale, Transfer and Pledging of Shares................................. 11
     Terminating Participation............................................. 12
     Other Information..................................................... 13
USE OF PROCEEDS............................................................ 15
INDEMNIFICATION OF DIRECTORS AND OFFICERS.................................. 15
LEGAL MATTERS.............................................................. 16
EXPERTS.................................................................... 16
WHERE YOU CAN FIND MORE INFORMATION........................................ 16
     Available Information................................................. 16
     Incorporation by Reference ............................................16
     Forward-Looking Statements............................................ 17


                             ---------------------


     NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREUNDER. PROSPECTIVE INVESTORS MAY ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.




                 INFORMATION ABOUT PICCADILLY CAFETERIAS, INC.

     As of March 31, 2000, we operated a total of 234 cafeterias and nine quick-serve restaurants. Our operating units are primarily in the southeastern and mid-Atlantic United States. Our principal executive offices are located at 3232 South Sherwood Forest Blvd, Baton Rouge, Louisiana 70816, Telephone:
(225) 293-9440.  See "Where You Can Find More Information."

                            DESCRIPTION OF THE PLAN

     Provided below is a description of our Dividend Reinvestment and Stock Purchase Plan, which has been in effect since September 30, 1987.

PURPOSE

1.   WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide shareholders of record of our common stock with a convenient and economical opportunity to invest some or all of their cash dividends and optional cash payments in additional shares of common stock, without payment of any brokerage commission or Plan charge.

     At our discretion, we can direct EquiServe Trust Company, N.A. (the "Plan Agent") to purchase the additional shares directly from us, using either originally issued or treasury shares, or we can direct the Plan Agent to purchase the additional shares in the open market. If we issue new shares of stock or treasury shares instead of purchasing shares in the open market, we will receive new equity capital funds for general corporate purposes.

ADVANTAGES

2.   WHAT ARE THE ADVANTAGES OF THE PLAN?

     You may (a) automatically reinvest some or all of the cash dividends on your shares of common stock in additional shares at 95% of the market price and
(b) make optional cash payments to invest in additional shares of common stock at the market price according to the terms described in the responses to Questions 7 and 14. You are not required to pay any brokerage commissions or Plan charges in connection with your purchases under the Plan. The Plan permits fractional shares, as well as whole shares, to be credited to your account. You can avoid the inconvenience and expense of safekeeping certificates for shares credited to your account under the Plan because EquiServe Trust Company, N.A. will do so for you. The Plan Agent also offers safekeeping of other registered shares of our common stock in addition to the shares credited to your account under the Plan. You will receive statements reflecting all current activity in your account, which will simplify your record keeping.

ADMINISTRATION

3.   WHO ADMINISTERS THE PLAN?

     EquiServe Trust Company, N.A. will administer the Plan, keep records, send you statements of account and perform other duties relating to the Plan. The Plan Agent will hold in safekeeping certificates for shares purchased for you under the Plan until termination of your participation in the Plan or until the Plan Agent receives your request for withdrawal of a portion of your shares. Piccadilly and the Plan Agent may adopt such procedures as we, in our sole discretion, deem reasonable to facilitate administration of the Plan to ensure compliance with any regulatory changes. The Plan Agent also acts as Transfer Agent and Dividend Disbursing Agent for our stock.

PARTICIPATION

4.   WHO IS ELIGIBLE TO PARTICIPATE?

     If you are a holder of record of our common stock, you are eligible to participate in the Plan. If you do not wish to participate in the Plan, you will receive cash dividends, as declared and paid, by check as usual.

     If you are a beneficial owner who has Piccadilly common stock registered in a name other than your own (for instance, in the name of a broker or nominee), and you would like to participate in the Plan, you must either make appropriate arrangements for your broker, nominee or other registered holder to participate in the Plan, or you must become a shareholder of record by having at least one share transferred into your own name.

5.   HOW DO I PARTICIPATE?

     If you are a holder of record of our common stock, you may join the Plan at any time by completing, signing and mailing an enrollment form to the Plan Agent. A return envelope is provided for this purpose. You may obtain an enrollment form either by:

     *    calling the Plan Agent toll free @ 1-800-633-4236

or

     * sending a written request to the Plan Agent in the manner indicated in response to Question 6.

     If the Plan Agent receives a completed enrollment form at least five business days prior to any record date for a dividend payment, you will be accepted into the Plan and your dividends will be reinvested for that dividend payment date. If the Plan Agent receives the signed enrollment form after such date, you may not be eligible to participate in the Plan for the dividend at that date, but your participation in the Plan will commence with the following dividend payment date. Dividend payment dates ordinarily are the first business day of January, April, July and October. Record dates ordinarily are 15 business days prior to a dividend payment date.

     The Plan does not represent a change in Piccadilly's dividend policy or a guarantee of future dividends. The payment of dividends will always be subject to the discretion of our Board of Directors and will depend upon earnings, financial requirements, governmental regulations and other factors.

6.   WHERE SHOULD I DIRECT CORRESPONDENCE REGARDING THE PLAN?

     All correspondence concerning the Plan should be addressed to:

          EquiServe Trust Company, N.A.
          Dividend Reinvestment Section
          Post Office Box 8218
          Boston, Massachusetts  02266-8218

          You may also contact EquiServe by phone as follows:

          Telephone: U.S. 1-800-633-4236
          Between 8:00 a.m. and 5:00 p.m. Eastern Time, Monday through Friday

     If you are sending certificates in for safekeeping, send the certificates along with a letter of instruction to the address listed above. We recommend you use Registered Mail and insure it for 2% of the value of the stock.

     Any notice, statement, or report which is required or permitted to be given to you by Piccadilly or the Plan Agent will be in writing and deemed to be made when mailed to you at the most recent address provided by you to the Plan Agent.

7.   WHAT DOES THE ENROLLMENT FORM PROVIDE?

     The Enrollment Form appoints and authorizes the Plan Agent to reinvest all or a portion of your cash dividends on shares of stock registered in your name. PLEASE NOTE THAT CASH DIVIDENDS ON WHOLE AND FRACTIONAL SHARES HELD IN THE PLAN ARE AUTOMATICALLY REINVESTED REGARDLESS OF WHICH INVESTMENT OPTION IS SELECTED.

     The Enrollment Form enables you to purchase additional shares of Piccadilly common stock by choosing one of the following investment options:

     * Full Dividend Reinvestment - directs the Plan Agent to reinvest the cash dividends on all shares of Piccadilly common stock registered in your name and on all shares credited to your account under the Plan, and permits you to make optional cash payments for the purchase of additional shares in accordance with the Plan.

     * Partial Dividend Reinvestment - directs the Plan Agent to reinvest the cash dividends on less than all of the shares of Piccadilly common stock registered in your name, and permits you to make optional cash payments for the purchase of additional shares in accordance with the Plan. If you select this option, you must specify the number of shares on which you would like to reinvest your dividends. You will be sent a check for the dividends on the remaining shares registered in your name. The dividends on all shares held in the Plan will be reinvested.

     * Optional Cash Payments Only - permits you to make optional cash payments for the purchase of additional shares in accordance with the Plan, without reinvesting dividends on those shares held by you. The dividends on all shares held in the Plan will be reinvested.

     The Plan Agent will apply the cash dividends, plus any optional cash payments received from you, to the purchase of additional common stock.

8.   HOW MAY I CHANGE OPTIONS UNDER THE PLAN?

     You may change investment options by contacting the Plan Agent. If you choose to contact the Plan Agent by telephone, the toll free telephone number is 1-800-633-4236. If you prefer to contact the Plan Agent in writing you must complete, sign and mail a new Enrollment Form to the Plan Agent. Any such change must be received by the Plan Agent at least 5 business days prior to any record date in order to ensure that your option is changed for that dividend payment (see also Question 7).

PURCHASES

9.   HOW ARE SHARES OF COMMON STOCK ACQUIRED UNDER THE PLAN?

     The Plan Agent uses reinvested dividends and optional cash payments to acquire shares of common stock for you. We may, at our discretion direct the Plan Agent to (1) purchase treasury shares or newly issued shares from us, or
(2) purchase shares in open market transactions. We may not change the source of the shares more than once in a three-month period. For example, if we change from using newly issued shares to purchasing shares on the open market, we cannot begin using newly issued shares again for three months.

     Our common stock is currently listed on the New York Stock Exchange (Symbol "PIC").

10.  WHEN WILL SHARES BE PURCHASED UNDER THE PLAN?

     Purchases of common stock made with reinvested dividends and optional cash payments will be made each quarter during the thirty-day period beginning with the dividend payment date. Normally, dividends are paid on the first business day of each quarter (i.e. first of January, April, July and October). All optional cash payments must be received at least two business days but not more than thirty business days prior to the investment date. If dividends or optional cash payments cannot be invested during this period, such funds will be forwarded to you. You will not be paid interest on such funds forwarded to you. The first reinvestment of your cash dividends will coincide with the dividend payment date following the Plan Agent's timely receipt of your completed enrollment form in the manner indicated in response to Question 5.

11.  WHAT WILL BE THE PRICE OF SHARES PURCHASED UNDER THE PLAN?

     If we direct the Plan Agent to purchase newly issued or treasury shares with your dividends for reinvestment, the price per share will be 95 percent of the average of the New York Stock Exchange high and low prices of Piccadilly common stock as quoted on the business day preceding the purchase date. If the dividend reinvestment shares are acquired through open market purchases, the price per share will be 95 percent of the weighted average cost of all market transactions with reinvested dividends during that investment period.

     If we direct the Plan Agent to issue new shares or use treasury shares in exchange for optional cash payments, the price per share will be the average of the New York Stock Exchange high and low prices of Piccadilly common stock as quoted on the business day preceding the purchase date. If the shares for optional cash payments are acquired through open market purchases, the price per share will be the weighted average cost of all market transactions with optional cash payments during that investment period.

     If there are no quotations on common stock reported by the New York Stock Exchange on the date referred to above, the purchase price per share shall be determined by Piccadilly and the Plan Agent on the basis of such market quotations on the last date traded.

     Please note that you will not be able to instruct the Plan Agent to purchase shares at a specific time or at a specific price.

12.  HOW MANY SHARES WILL BE PURCHASED FOR ME?

     Your account will be credited with the number of shares (including fractional shares) equal to the total amount to be invested, divided by the applicable purchase price per share.

13.  WILL I INCUR ANY EXPENSES IN CONNECTION WITH PURCHASES UNDER THE PLAN?

     No. We will pay any brokerage fees, service charges, or other fees incurred on any purchases under the Plan. Such payments will not be included in your per share purchase price, but will be deemed to be income for tax purposes (see Question 32). However, if you request the Plan Agent to sell your shares, you will pay brokerage commissions and sales fees.

OPTIONAL CASH PAYMENTS

14.  HOW DOES THE OPTIONAL CASH PAYMENT FEATURE WORK?

     An optional cash payment is a sum of money, other than your cash dividends, that you may furnish to the Plan Agent for investment in additional shares of common stock. The Plan Agent should receive optional cash purchases, at least two business days but not more than thirty business days prior to an investment date. Funds not received within this time frame will be returned to you without interest. Optional cash payments will only be invested once per quarter. You may submit optional cash payments in either of the following two ways:

     * FIRST, you may make an optional cash payment at the time you join the Plan by sending, along with your completed enrollment form, a check or money order in U.S. dollars payable to EquiServe Trust Company, N.A. All checks and money orders must be drawn on a U.S. bank. Cash and third party checks are not allowed.

     * SECOND, you may mail a check or money order in U.S. dollars payable to EquiServe Trust Company, N.A. at the address indicated in response to Question 6. Cash and third party checks are not allowed. All checks and money orders must be drawn on a U.S. bank and should be accompanied by the tear off portion attached to each account statement. You may obtain additional optional payment forms from the Plan Agent.

     You may not make any single optional cash payment of less than $100 or aggregate optional payments that exceed $5,000 per quarter. Amounts less than $100 singly or in excess of $5,000 for the quarter will be refunded to you without interest.

     If you participate in the Plan by optional cash only, we will continue to pay you cash dividends, if any, on shares registered in your name and the Plan Agent will apply any optional cash payments received from you to purchase shares of common stock. The Plan Agent will continue, however, to reinvest the dividends on shares held in the Plan. Purchases will be made at the price described above in Question 11.

     You have no obligation to make any optional cash payments.

     If the Plan Agent does not receive a payment because of insufficient funds or incorrect draft information, the requested purchase will be deemed void, and the Plan Agent will immediately remove from your account any shares purchased in anticipation of receiving such funds. If the net proceeds from the sale of such shares are insufficient to satisfy the balance of the uncollected amounts, the Plan Agent may sell additional shares from your account as necessary to satisfy the uncollected balance.

     In addition, a "returned funds" fee of $25.00 will be charged. The Plan Agent may place a hold on your Piccadilly account until the "returned funds" fee is received from you, or may sell shares from your account to satisfy any uncollected amounts.

15.  WHEN WILL OPTIONAL CASH PAYMENTS BE INVESTED?

     The Plan Agent will invest all optional cash payments received at least two business days but not more than thirty business days prior to the dividend payment date. If no dividend is paid during a quarter, optional cash payments received at least two business days but not more than thirty business days prior to the first business day of the quarter will be invested within thirty days of the first business day of the quarter. Optional payments received less than two business days or more than thirty business days before the dividend payment date will be returned without interest. Under no circumstances will interest be paid on optional cash payments.

16.  WHEN WILL DIVIDENDS BE PAID ON SHARES PURCHASED WITH OPTIONAL PAYMENTS?

     Dividends will be paid on shares purchased with optional payments on the next normal dividend payment date that has a record date after the purchase date of the shares.

17.  WHEN WILL OPTIONAL CASH PAYMENTS BE REFUNDED?

     The Plan Agent will refund your optional cash payment, without interest, if it receives a written request for such refund at least five business days prior to the first day on which such payments could be invested, i.e. the dividend payment date or the first business day of a quarter if no dividend is paid that quarter.

REPORTS TO PARTICIPANTS

18.  WHAT KIND OF REPORTS WILL BE SENT TO ME?

     After each purchase, the shares acquired for your account will be credited as soon as practicable to your account and you will be furnished with a statement of your holdings. The statements are a cumulative record of current activity plus the cost of purchases. You should retain all statements for tax purposes. If you request a reconstruction of your Plan transactions, you must reimburse the Plan Agent for its costs in assembling such data if still available. The Plan Agent will not retain such records indefinitely.

     In addition, you will receive future prospectuses for the Plan and copies of other communications sent to holders of our stock, including quarterly reports, annual reports, the notice of annual meeting, proxy statement and the information needed for reporting dividend income for federal income tax purposes.

DIVIDENDS ON FRACTIONAL SHARES

19.  WILL I RECEIVE DIVIDENDS ON FRACTIONS OF SHARES HELD IN MY ACCOUNT?

     Yes. Dividends on all whole and fractional shares will be computed to the nearest cent, credited to your account, and reinvested in additional shares in accordance with your instructions on your enrollment form.

CERTIFICATES FOR SHARES

20.  WILL CERTIFICATES BE ISSUED FOR STOCK PURCHASED UNDER THE PLAN?

     Stock purchased under the Plan will be registered in the name of the Plan Agent (or its nominee), and certificates for such shares will not be issued to you unless requested. Instead, the number of shares credited to your account under the Plan will be shown on your statement. This service eliminates the need to safekeep certificates against loss, theft or destruction.

     Certificates for any number of whole shares credited to your account will be issued at any time upon your request. You can use the tear off portion of your account statement or write a letter of instruction that can be mailed to the Plan Agent at the address shown in the response to Question 6. Certificates for fractions of shares will not be issued. Any remaining whole and fractional shares will continue to be held in the Plan. There is no fee for this service.

     When certificates are issued to you, future dividends on these shares are treated in accordance with your instructions as indicated in your most recent enrollment form. However, if your account is reduced to zero as a result of the withdrawal of shares and you are not reinvesting the dividends on any shares owned by you of record, you are deemed to have withdrawn from the Plan.

     An institution that is required by law to maintain physical possession of certificates must make a separate request for the issuance of certificates for each quarterly dividend.

21.  IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED?

     Your account will be maintained in the name in which your certificates were registered at the time you entered the Plan. Consequently, certificates for whole shares will be similarly registered when issued at your request.

SALE, TRANSFER AND PLEDGING OF SHARES

22.  WHAT HAPPENS WHEN I SELL OR TRANSFER ALL OF THE SHARES REGISTERED IN MY
NAME?

     If you dispose of all of the common shares registered in your name, but you still have shares credited to your account under the Plan, the Plan Agent will continue to reinvest the dividends on those shares credited to your account, subject to termination of your participation (Questions 25-28).

23. WHAT HAPPENS WHEN I SELL OR TRANSFER A PORTION OF THE SHARES REGISTERED IN MY NAME AND HELD FOR MY ACCOUNT UNDER THE PLAN?

     If you are reinvesting the cash dividends on all of the common stock registered in your name and dispose of a portion of such shares, the dividends on the remaining shares registered in your name and those credited to your account will continue to be reinvested.

     If you are reinvesting the cash dividends on less than all of the common stock registered in your name and you dispose of a portion of such shares, the Plan Agent will continue to reinvest the dividends on the same number of shares as originally authorized as long as you have at least that number of shares still registered in your name. You will be sent a check for the dividends on any remaining shares registered in your name.

24.  MAY SHARES IN A PLAN ACCOUNT BE PLEDGED OR ASSIGNED?

     No. If you wish to pledge shares credited to your account, you must request that certificates for such shares be issued in your name.

TERMINATING PARTICIPATION

25.  HOW DO I TERMINATE MY PARTICIPATION IN THE PLAN?

     You must contact the Plan Agent in order to terminate your participation. You may either choose to write a letter of instruction or fill out the tear off portion of your account statement. You may mail your request to the address shown in the response to Question 6.

     Upon termination, you must select one of the following options:

     * request the Plan Agent to issue a certificate for all whole shares held in your account under the Plan and a cash payment for any fraction of a share valued at market price as determined by the Plan Agent, or

     * direct the Plan Agent to sell all of your shares of common stock held in the Plan. The Plan Agent will sell the shares as soon as practicable but not more than ten business days after receipt of the request. Please note that the Plan Agent is not able to accept instructions to sell on a specific day or at a specific price. The sales price will be the weighted average price per share received by the Plan Agent for all sales processed for that date, less brokerage commissions (currently at $0.05 per share). Upon completion of the sale, you will receive a check for the sale proceeds less a sales fee (currently $15.00). If the Plan Agent is unable to sell your shares within ten business days, a certificate for the whole shares held in your account will be issued and a cash payment will be made for any fraction of a share at the then market price as determined by the Plan Agent.

26.  WHEN MAY I TERMINATE MY PARTICIPATION IN THE PLAN?

     You may terminate your participation in the Plan at any time by contacting the Plan Agent. If the Plan Agent receives the request to withdraw at least three business days before the record date, the dividend will be paid to you. If there are uninvested optional cash payments for your account, however, the Plan Agent will not terminate your account until after the investment of these funds. If the Plan Agent receives the request to withdraw less than three business days prior to the record date, the dividend (or designated portion thereof) and any optional cash payments received in a timely fashion may be invested for your account and the Plan Agent would then terminate your account after the purchase date.

27. MAY I TERMINATE THE REINVESTMENT OF DIVIDENDS ON SHARES HELD IN MY NAME AND STILL REMAIN IN THE PLAN?

     Yes. You may terminate the reinvestment of dividends paid on shares registered in your name and leave shares previously purchased for your account in the Plan. The dividends on all shares held in the Plan will be reinvested. You may also continue to make optional cash payments. This is the reinvestment option known as Optional Cash Purchases Only.

28.  MAY THE PLAN AGENT TERMINATE MY INTEREST IN THE PLAN?

     Yes. The Plan Agent may terminate your interest in the Plan by notice in writing to you. Upon termination, the Plan Agent must follow the procedures set forth in Question 25.

OTHER INFORMATION

29.  HOW IS MY ACCOUNT HANDLED WHEN I DIE?

     The Plan Agent will hold your account and reinvest cash dividends as usual until there is contact from the legal representative of your estate. The legal representative can request transfer instructions from the Plan Agent. No optional cash payments may be made in your name after your death. These same procedures will be followed in the event you are adjudicated incompetent.

30. WHAT HAPPENS IF PICCADILLY ISSUES A STOCK DIVIDEND, DECLARES A STOCK SPLIT, ISSUES RIGHTS CERTIFICATES PURSUANT TO OUR RIGHTS AGREEMENT OR HAS A RIGHTS OFFERING?

     Any whole or fractional shares issued in connection with a stock dividend or stock split by us on shares of common stock held in the Plan for your account will be credited to your account. Stock dividends or split shares issued on shares registered in your name will be mailed directly to you in the same manner as to shareholders who are not participating in the Plan.

     In the event that we issue separate certificates that represent the preference share purchase rights attached to the common stock pursuant to our Rights Agreement or pursuant to another rights offering, you will receive a certificate from us representing the number of rights attached to all whole shares registered in your name and all whole shares credited to your account under the Plan. Rights based on a fraction of a share held in your account will be sold for your account, and the net proceeds will be treated as an optional cash payment.

31.  HOW WILL MY SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS?

     For each meeting of shareholders, you will receive a proxy card that will enable you to vote all whole and fractional shares registered in your name, if any, as well as all whole and fractional shares credited to your account under the Plan and, if properly signed, will be voted as marked. As in the case of nonparticipating shareholders, if your proxy is not properly marked, all of your whole and fractional shares will be voted in accordance with the recommendations of our management. If the proxy card is not returned or returned unsigned, those shares will be voted only if you or your representative votes in person at the meeting.

32.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     In general, you will realize a taxable dividend in an amount equal to the fair market value of the shares purchased with reinvested dividends on your behalf on the date the shares are purchased. Shares purchased at a discount have a greater fair market value than the cash dividend that could have been received in lieu thereof. Additionally, the amount of any brokerage fees that we pay for you in connection with the purchase of shares will be taxed as a dividend to you.

     Under current federal income tax laws, you should not realize any taxable income when you receive certificates for whole shares credited to your account under the Plan, either upon your request for such certificates or upon withdrawal from or termination of the Plan. However, you will recognize gain or loss when shares are sold or exchanged by you or on your behalf. You will realize a gain or loss measured by the difference between the amount that you receive for the shares and your tax basis.

     The tax basis of shares purchased with reinvested dividends will be the fair market value of the shares on the purchase date. The tax basis of shares purchased with optional cash payments will be the price paid.

     The holding period for shares acquired pursuant to the Plan will begin on the business day after the date the shares are purchased.

     The income tax consequences for participants residing outside of the United States will vary from jurisdiction to jurisdiction. In the case of shareholders whose dividends are subject to United States income tax withholding, the amount of tax withheld will be deducted from the amount of the dividends to determine the amount of dividends to be reinvested.

     For further information as to tax consequences of participation in the Plan, you should consult with your own tax advisors.

33.  WHAT IS THE PLAN AGENT'S RESPONSIBILITY UNDER THE PLAN?

     The Plan Agent, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim or liability arising out of any of the following:

     *       the failure to terminate your account upon your death

     *       the price or prices at which shares are purchased for your account

     *       the times when such purchases are made

     *       fluctuation in market value of our common stock

     If we determine not to sell that number of shares required to invest funds available for investment and in the event that the Plan Agent is unable to purchase sufficient shares in market transactions to invest all available funds, the Plan Agent and Piccadilly shall not be accountable for the inability to make purchases at such times. the Plan Agent will promptly mail to you a check payable to your order in the amount of any unapplied funds, without interest thereon.

34.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

     We reserve the right to amend, suspend, modify or terminate the Plan in any manner and at any time. Notice will be sent to you of any suspension, material modification or termination. The Plan Agent reserves the right to resign at any time upon reasonable notice to us in writing. We may terminate the Plan Agent at any time upon like notice. Notice of any material amendment, modification, suspension or termination will be sent to you. Upon such notice, you shall in all events have the right to withdraw from the Plan.

35.  WHO INTERPRETS AND REGULATES THE PLAN?

     We reserve the right, acting in good faith, to interpret and regulate the Plan as deemed desirable or necessary in connection with the Plan's operations.

36.  WHAT LAW GOVERNS THE TERMS AND CONDITIONS OF THE PLAN?

     The terms and conditions of the Plan and its operations are governed by the laws of the Commonwealth of Massachusetts, subject to Louisiana corporation laws, as necessary, and to any federal laws regulating us or the Plan Agent.

                                USE OF PROCEEDS

     We propose to use the proceeds from the sale of our common stock pursuant to the Plan for general corporate purposes. We will not realize any proceeds from the purchase of shares in market transactions pursuant to the Plan.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 83 of the Louisiana Business Corporation Law provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation) if such action arises out of his acts on behalf of the corporation and he acted in good faith and in a manner be reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted for willful or intentional misconduct unless a court determines that despite the adjudication of liability, in view of all the circumstances, the indemnified person is entitled to indemnity.

     Section 6.10 of our by-laws provides for mandatory indemnification for directors and officers or our former directors and officers to the extent permitted by Louisiana law.

     Neither the indemnification provisions of the Louisiana Business Corporation Law nor the mandatory indemnification provided by our by-laws are exclusive of any other rights under any law, agreement or authorization of shareholders or directors. In addition, a corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability. We maintain an insurance policy covering the liability of our directors and officers for actions taken in their official capacity.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

                                 LEGAL MATTERS

     The legality of the common stock offered hereby has been passed upon for us by the law firm of Jones, Walker, Waechter, Poitevent, Carre`re & Dene`gre, L.L.P., New Orleans, Louisiana.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our financial statements and schedule included in our Annual Report on Form 10-K for the year ended June 30, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this post-effective amendment. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

AVAILABLE INFORMATION

     We file reports and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy that information at the public reference room of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549. You may call the Commission at 1-800-SEC-0330 for more information
about the public reference room.   The Commission also maintains a Web site
that contains reports and other information regarding issuers, like us, that file electronically with the Commission (http://www.sec.gov). Our common stock is listed on the New York Stock Exchange and you may obtain similar information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

     The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to documents on file with the Commission. We incorporate into this Prospectus the following documents that we have filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

     *  Our Annual Report on Form 10-K for the fiscal year ended June 30,
        1999.

     * Our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 1999 December 31, 1999 and March 31, 2000.

     *  Our Current Report on Form 8-K filed November 18, 1999.

     * The description of common stock contained in our Registration Statement pertaining to our common stock filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

     * Our Registration Statement pertaining to our preference share purchase rights filed under the Exchange Act, on Form 8-A12B filed on November 19, 1998.

     * All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of shares hereunder.

     We will provide to each person, including any beneficial owner, to whom a prospectus is delivered without charge upon written or oral request a copy of any or all information that has been incorporated by reference into this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that the Prospectus incorporates). You may request copies by writing or telephoning us at: P.O. Box 2467, Baton Rouge, Louisiana 70821; Attention: Secretary of Piccadilly Cafeterias, Inc.; telephone number: (225) 293-9440.

     Any statements made in this prospectus or in a document incorporated by reference in this Prospectus will be deemed to be modified or superseded to the extent that a statement contained in this Prospectus or in any other subsequently filed incorporated document modifies or supersedes the statement.

FORWARD-LOOKING STATEMENTS

     Some of the statements made in the documents incorporated by reference in this prospectus are forward-looking statements which are subject to uncertainties that could cause our actual results to differ materially from such statements. These uncertainties are described in our above-referenced Annual Report on Form 10-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update any of our forward-looking statements for any reason.

                              * * * * * * * * * *







                          PICCADILLY CAFETERIAS, INC.







                                  PROSPECTUS








                                 COMMON STOCK





                             DIVIDEND REINVESTMENT
                                      AND
                              STOCK PURCHASE PLAN







                                 JUNE 14, 2000



                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated fees and expenses payable by the Company in connection with the issuance and distribution of the common stock following the effectiveness of this Post-Effective Amendment No. 1 are provided below.

     Registration Fee...........................    $     0
     Printing Expenses..........................    $ 3,000
     Legal Fees and Expenses....................    $ 6,200
     Accounting Fees and Expenses...............    $ 2,500
     Miscellaneous..............................          0
                                                    --------
          Total                                     $11,700
                                                    ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 83 of the Louisiana Business Corporation Law provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation) if such action arises out of his acts on behalf of the corporation and he acted in good faith and in a manner be reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted for willful or intentional misconduct unless a court determines that despite the adjudication of liability, in view of all the circumstances, the indemnified person is entitled to indemnity.

     Section 6.10 of our by-laws provides for mandatory indemnification for directors and officers or our former directors and officers to the extent permitted by Louisiana law.

     Neither the indemnification provisions of the Louisiana Business Corporation Law nor the mandatory indemnification provided by our by-laws are exclusive of any other rights under any law, agreement or authorization of shareholders or directors. In addition, a corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability. We maintain an insurance policy covering the liability of our directors and officers for actions taken in their official capacity.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

ITEM 16.  EXHIBITS.

     The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) immediately preceding do not apply if the registration statement is on Form S-3 or Form S-8, and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


                              * * * * * * * * * *


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on May 1, 2000.


                                   PICCADILLY CAFETERIAS, INC.



                                   By:       /S/ RONALD A. LABORDE
                                      -----------------------------------
                                               Ronald A. LaBorde
                                                 President and
                                            Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Ronald A. LaBorde and Mark L. Mestayer, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                    TITLE                  DATE


    /S/ PAUL W. MURRILL        Chairman of the Board       May 1, 2000
--------------------------         of Directors
      Paul W. Murrill


   /S/ RONALD A. LABORDE    President, Chief Executive     May 1, 2000
--------------------------     Officer, and Director
     Ronald A. LaBorde



   /S/ MARK L. MESTAYER      Executive Vice President      May 1, 2000
--------------------------  and Chief Financial Officer
     Mark L. Mestayer      (Principal Financial Officer)


    /S/ W. SCOTT BOZELL     Executive Vice President       May 1, 2000
--------------------------       and Controller
     W. Scott Bozzell    (Principal Accounting Officer)


   /S/ NORMAN C. FRANCIS            Director               May 1, 2000
--------------------------
     Norman C. Francis



    /S/ DALE E. REDMAN              Director               May 1, 2000
--------------------------
      Dale E. Redman


   /S/ ROBERT P. GUYTON             Director               May 1, 2000
--------------------------
     Robert P. Guyton


 /S/ CHRISTEN C. SLAUGHTER          Director               May 1, 2000
--------------------------
   Christen C. Slaughter


     /S/ C. RAY SMITH               Director               May 1, 2000
--------------------------
       C. Ray Smith


      /S/ RALPH ERBEN               Director               May 1, 2000
--------------------------
        Ralph Erben



                                          EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION

4.1 Articles of Incorporation of the Company, restated through March 2, 1999, Article VI of which describes the rights of the holders of common stock (incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ending June 30, 1999).

4.2 By-laws of the Company, as amended and restated through March 12, 1999, Article III of which describes the rights of the holders of common stock (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ending June 30, 1999).

4.3 Rights Agreement dated as of November 2, 1998 between the Company and Wachovia Bank, N.A., as Rights Agent ( incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K dated November 19, 1998).

5 Opinion of Jones, Walker, Waechter, Poitevent, Carre`re & Dene`gre, L.L.P. regarding legalities of the shares issued hereby.

23.1         Consent of Ernst & Young LLP.

23.2         Consent of Counsel (included in Exhibit 5).

24 Power of Attorney (included in the signature pages of this Post-Effective Amendment No. 1).

99           Enrollment Form.